UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report February 23, 2016

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 23, 2016, the Board of Directors (the "Board") of Trinity Capital Corporation (the "Company") approved amendments to the Company's Amended and Restated Bylaws (as amended, the "Bylaws") regarding a variety of corporate governance and administrative matters.  The amendments include the following:

•
Article III, Section 3.2.2 of the Bylaws was amended to clarify the process by which the Company's shareholders may propose nominations for director and propose other business at the annual meeting of shareholders.

•	Article III, Section 3.3 of the Bylaws was amended to provide that the Company may send notices and other corporate documents to the shareholders through electronic transmissions.

•
Article III, Section 3.4 of the Bylaws was amended to expand the advance notice provisions with regards to a shareholder's director nomination.  The amended section increases the amount of time before the annual meeting of shareholders that a shareholder must deliver its director nomination notice in order for such notice to be timely.  The amended section also expands the information that the shareholder notice must contain with regards to the director nominee and includes a requirement that the shareholder update and supplement the notice as necessary so that information in the notice is true and complete.

•
Article III, Section 3.5 of the Bylaws was amended to reduce the percentage of share ownership required to call a special meeting of shareholders.  The section was also amended to provide clarification as to who may call a special meeting and the procedures surrounding a special meeting requested by the holders of the requisite percentage of shares ("Requesting Shareholders").  The section provides the Board with the authority: to determine the place, date and time of special meetings requested by the Requesting Shareholders; to set the record date for special meetings requested by the Requesting Shareholders; to include additional matters of business in the notice of the special meeting requested by the Requesting Shareholders; to determine whether to hold the special meeting requested by Requesting Shareholders in the event any revocations of such request are received by the Company so that there is no longer a requisite percentage of shares requesting such meeting; and to refuse to call a meeting at the request of the Requesting Shareholders if such request is received within sixty days of the Company's scheduled annual meeting.

•	Article III, Section 3.8 of the Bylaws was amended to provide the presiding officer of the meeting of the shareholders the authority to adjourn the meeting.

•
Article III, Section 3.10.2 of the Bylaws was amended to specify that the Board has the authority to set the rules and procedures of any meeting and, if such rules and procedures are not set by the Board, then the presiding officer of the meeting shall have the power to do so.

•
Article IV, Section 4.2.5 of the Bylaws was amended to provide that no person nominated to serve as a member of the Board will be eligible for election unless such person agrees, if elected, to comply with the Company's Code of Conduct and other applicable corporate governance policies and guidelines.

•	Article IV, Section 4.11 of the Bylaws was amended to expand the meaning of "cause" for removal of director.

•	Article IV, Section 4.12 of the Bylaws, which described the Board's ability to appoint directors emeritus and advisory directors, was deleted.

•	Article V, Section 5.7 of the Bylaws was amended to expressly state that the Chief Executive Officer of the Company may also be the President of the Company.

•	Article V, Section 5.8 of the Bylaws, which described the position of President, was deleted.

•
Article XI, Section 11.1 of the Bylaws was amended to provide that the Delaware Court of Chancery is the exclusive forum for certain shareholder causes of action against the Company, unless the Company consents to an alternative forum or the Delaware Court of Chancery refuses to accept jurisdiction.

In addition, certain additional clarifying and conforming changes were made to these sections as well as other sections of the Bylaws.

The description of the Bylaws contained in this Form 8-K is qualified in its entirety by reference to the full text of the Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Exhibits.

3.1	Trinity Capital Corporation Bylaws, Amended and Restated as of February 23, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION
Dated: February 29, 2016	By:	/s/ John S. Gulas
John S. Gulas Chief Executive Officer and President